Exhibit 99

For additional information, contact:
T. Heath Fountain
Executive Vice President and
Chief Financial Officer
(229) 878-2055

HERITAGE FINANCIAL GROUP, INC. REPORTS SECOND QUARTER NET INCOME OF
 $2.7 MILLION OR $0.36 PER DILUTED SHARE

ALBANY, Ga. (July 25, 2013) – Heritage Financial Group, Inc. (NASDAQ: HBOS), the holding company for HeritageBank of the South, today announced unaudited financial results for the quarter ended June 30, 2013.  Highlights of the Company's results for the second quarter of 2013 include:

•
Net income of $2.7 million or $0.36 per diluted share, up almost twofold from net income of $1.4 million or $0.17 per diluted share for the year-earlier quarter, but down 32% from $3.9 million or $0.52 per diluted share for the linked quarter, primarily due to the recording of a bargain purchase gain on an acquisition in the first quarter of 2013;

•
Excluding special items for each quarter, net income was $2.9 million or $0.39 per diluted share, up twofold from net income of $1.4 million or $0.17 per diluted share for the year-earlier quarter and up 43% from net income of $2.0 million or $0.27 per diluted share for the linked quarter (see reconciliation of non-GAAP items);

•	Loan growth, excluding loans acquired through FDIC-assisted acquisitions, of $34.4 million or 6% on a linked-quarter basis;
•	Loans held for sale increased $24.6 million or 130% on a linked-quarter basis;
•	A decrease in FDIC-acquired loans of $17.3 million or 12% on a linked-quarter basis;
•	A decrease in the provision for loan losses, excluding FDIC-acquired loans, to $640,000 compared with $750,000 for the year-earlier quarter, and an increase from $450,000 for the linked quarter; and
•
A decline in the provision for loan losses for FDIC-acquired loans, with approximately 80% of the losses reimbursable by the FDIC, to $28,000 compared with $341,000 for the year-earlier quarter and $35,000 for the linked quarter.

Commenting on the results, Leonard Dorminey, President and Chief Executive Officer, said, "We are pleased to report ongoing growth in our business and improving financial results.  We continue to benefit from our efforts to increase revenue and manage our expenses.  Additionally, our mortgage division has again achieved significant increases in volume and our commercial bank network continued to see solid loan growth.

"We remain on schedule with our conversion and integration plans for Frontier Bank," Dorminey continued.  "We continue to make progress with integrating the new team into our system and filling key strategic roles to expand in the former Frontier Bank footprint.  We are excited about the opportunities for loan growth in these new markets."

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HBOS Reports Second Quarter 2013 Results

July 25, 2013

Expense Management Initiatives

In connection with the Frontier FDIC-assisted acquisition, the Company is on track to close its branch in Vincent, Alabama, and its Broadway Avenue branch in Sylacauga, Alabama, during the third quarter of 2013.  The Company does not expect to experience a significant reduction in customer relationships and will serve these customers from other nearby locations.  Separately, the Company is on track with the implementation of staffing reductions related to the Frontier acquisition that will be completed during the third quarter of 2013, resulting in a decrease of approximately $1.6 million from Frontier's pre-acquisition level of personnel expenses.

Commenting on the expense management initiatives in the Frontier acquisition, Heath Fountain, Executive Vice President and Chief Financial Officer, said, "While expenses increased related to the Frontier acquisition and our mortgage expansion, we continue to make progress in expense management initiatives within our branch network.  We will convert the former Frontier branches to our core system in the third quarter, and we are well on schedule to achieve all of our previously identified cost-saving targets."

Capital Management Initiatives

During the second quarter of 2013, the Company repurchased approximately 77,000 shares of common stock at an average price of $14.26 under its stock repurchase program.  Authorization to repurchase approximately 350,000 shares remains under the current program, which is set to expire in April 2014, unless extended or otherwise completed.

The Company's estimated total risk-based capital ratio at June 30, 2013, was 14.4%, significantly exceeding the required minimum of 10% to be considered a well-capitalized institution.  The ratio of tangible common equity to total tangible assets was 8.6% as of June 30, 2013.

Looking ahead, the Company intends to maintain its capital strength at the current level to support growth and its acquisition activities.  Accordingly, future stock buybacks and future dividends will be premised largely on the Company's future earnings power rather than a return of capital to stockholders.  As previously announced, it is not currently anticipated that any quarterly dividends will be paid in 2013, with the Company having accelerated 2013 dividends in December 2012, but the Company expects to resume regular quarterly dividends in 2014.

Second Quarter 2013 Results of Operations

The $1.3 million improvement in reported quarterly earnings for the second quarter of 2013 compared with the year-earlier quarter primarily resulted from the following items:

•	Improved net interest income of $6.1 million;
•	Decreased provision expense of $423,000; offset by
•	Reduced non-interest income of $1.1 million; and
•	Increased non-interest expense of $3.9 million.

Net interest income for the second quarter of 2013 increased 60% to $16.2 million from $10.2 million in the year-earlier quarter, primarily reflecting an increase in interest-earning assets related to both acquisitions and organic growth and a reduction in the cost of interest-bearing liabilities.  The Company's net interest margin was 5.61% for the second quarter of 2013, an increase of 10 basis points from 5.51% on a linked-quarter basis, and an increase of 86 basis points over 4.75% in the year-earlier period.  The improvement in net interest margin for the second quarter of 2013 compared with the year-earlier quarter was driven by an increase in loan yields on the Company's FDIC-acquired loan portfolio coupled with reductions in the cost of interest-bearing liabilities as rates continue to reset to lower levels and the Company takes advantage of historically low interest rates on non-deposit funding, all of which were offset in part by declining yields on the investment portfolio.  Excluding FDIC-acquired loan discount adjustments from the net interest margin, the core net interest margin was 3.27% for the second quarter of 2013, a decrease of nine basis points from 3.38% on a linked-quarter basis and six basis points from 3.33% for the year-earlier quarter.

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HBOS Reports Second Quarter 2013 Results

July 25, 2013

In the second quarter of 2013, the Company continued to achieve loan growth, with its core loan portfolio increasing $34.4 million organically on a linked-quarter basis and advancing $135.7 million overall compared with the year-earlier quarter.  For the second quarter of 2013, the Company's loan portfolio, including FDIC-acquired loans, totaled $769.9 million, increasing $17.1 million on a linked-quarter basis from $752.9 million and from $605.0 million compared with the year-earlier quarter.  The organic loan growth for the linked quarter was driven by all the Company's markets with the exception of the Ocala, Florida market, which recorded a slight reduction.  For the second quarter of 2013, the Company's loans held for sale totaled $43.5 million, increasing $24.6 million on a linked-quarter basis from $18.9 million and from $6.0 million compared with the year-earlier quarter.  Total deposits stood at $1.066 billion at the end of the second quarter of 2013, up 24% from $860.3 million at June 30, 2012, but down 3% or $30.0 million from $1.096 billion on a linked-quarter basis.  The linked quarter decrease in deposits was primarily driven by planned run-off of non-relationship customers from the Frontier acquisition, which accounted for $22.0 million of the decrease.

Non-interest income for the second quarter of 2013 decreased 30% to $2.6 million from $3.7 million in the year-earlier quarter, primarily because of an increase in negative accretion for the FDIC loss-share receivable of $3.2 million partially offset by an increase in mortgage banking fees of $1.9 million.  Non-interest expense for the second quarter of 2013 increased 36% to $14.6 million from $10.7 million in the year-earlier quarter, primarily driven by increased salaries and employee benefits of $2.7 million associated with the hiring of employees from the Frontier acquisition and for the mortgage division.  The increased equipment and occupancy expense of $443,000 related to the Company's continued efforts to expand the mortgage division and the Frontier acquisition.

Accounting for FDIC-Assisted Acquisitions

The Company performs ongoing assessments of the estimated cash flows of its FDIC-acquired loan portfolios.  The fair value of the FDIC-acquired loan portfolios consisted of $57.2 million in covered and $74.6 million in non-covered loans at the end of the second quarter of 2013 compared with $65.8 million in covered and $83.3 million in non-covered loans for the linked quarter.  The outstanding principal balance of the FDIC-acquired loan portfolios totaled $210.0 million at the end of the second quarter of 2013 compared with $234.8 million for the linked quarter.  The details of the accounting for the FDIC-acquired loan portfolios for the second quarter of 2013 are as follows:

•	Covered FDIC-acquired loans decreased $8.6 million to $57.2 million;
•	Non-covered FDIC-acquired loans decreased $8.7 million to $74.6 million;
•	The FDIC loss-share receivable associated with covered assets acquired in FDIC-assisted acquisitions decreased $3.9 million to $48.1 million;
•	The negative accretion for the FDIC loss-share receivable was $3.4 million and the FDIC loss-share clawback accrual was increased to $1.4 million;
•	Provision expense for individually assessed FDIC-acquired loans was $28,000;
•	The non-accretable discount decreased $4.4 million to $55.2 million; and
•	The accretable discount decreased $3.1 million to $23.0 million.

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HBOS Reports Second Quarter 2013 Results

July 25, 2013

For the second quarter of 2013, provision expense of $28,000 was recorded for loan charge-offs on individually assessed FDIC-acquired loans not provided for by the discount, with approximately 80% of the charge-offs reimbursable by the FDIC.  The provision expense for these loans did not affect the Company's loan loss reserve.  The FDIC loss-share receivable associated with covered FDIC-acquired assets decreased $3.9 million from $52.0 million for the prior quarter to $48.1 million, primarily driven by negative accretion of $3.4 million affecting the loss-share receivable asset associated with the improvement in expected cash flows of the covered FDIC-acquired performing loan portfolios.  An increase to the FDIC clawback liability accrual was recorded as an expense for the current quarter of $124,000, which increased the total accrual to $1.4 million.  This clawback was caused by an improvement in estimates of expected cash flows for both FDIC-assisted acquisitions covered under loss-sharing agreements.

The covered FDIC-acquired loan discounts affecting the loss-share receivable was $56.8 million, or 94.5% of the loss-share receivable, for the second quarter 2013 compared with $63.6 million, or 97.8% of the loss-share receivable, for the linked quarter.  The gross balance of covered FDIC-acquired assets decreased to $125.6 million for the second quarter of 2013 compared with $142.9 million for the linked quarter.  The FDIC loss-share receivable as a percent of the covered FDIC-acquired assets increased to 38.3% compared with 36.4% for the linked quarter.

Asset Quality

Total non-performing assets, excluding FDIC-acquired assets, decreased to $15.3 million, or 1.14% of total assets, compared with $15.8 million, or 1.15% of total assets, for the linked quarter, but it increased from $11.5 million, or 1.08% of total assets, from the year-earlier quarter.  Annualized net charge-offs to average outstanding loans, excluding FDIC-acquired loans, were 0.45% for the second quarter of 2013 compared with 0.27% for the linked quarter and 0.23% for the year-earlier quarter.  Non-performing loans totaled $12.2 million, down from $12.7 million for the linked quarter, but up from $10.0 million for the year-earlier quarter.  Other real estate owned and repossessed assets, excluding FDIC-acquired assets, totaled $3.0 million for the second quarter of 2013, in line with the $3.0 million for the linked quarter and up from the $1.5 million for the year-earlier quarter.

The provision for loan losses on non-FDIC-acquired loans decreased to $640,000 for the second quarter of 2013 from $750,000 for the year-earlier quarter, primarily driven by improving trends in total criticized and classified assets.  For the second quarter in 2013, the allowance for loan losses represented 1.42% of total loans outstanding, excluding FDIC-acquired loans, versus 1.51% for the linked quarter and 1.61% for the year-earlier quarter.  The improving loan loss allowance is primarily the result of declining criticized and classified assets as a percentage of total loans.

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HBOS Reports Second Quarter 2013 Results

July 25, 2013

About Heritage Financial Group, Inc. and HeritageBank of the South

Heritage Financial Group, Inc. is the holding company for HeritageBank of the South, a community-oriented bank serving primarily South Georgia, North Central Florida and Eastern Alabama through 29 full-service branch locations, 12 mortgage offices, and 4 investment offices.  As of June 30, 2013, the Company reported total assets of approximately $1.3 billion and total stockholders' equity of approximately $119 million.  For more information about the Company, visit HeritageBank of the South on the Web at www.eheritagebank.com and see Investor Relations under About Us.

Cautionary Note Regarding Forward Looking Statements

Except for historical information contained herein, the matters included in this news release and other information in the Company's filings with the Securities and Exchange Commission may contain certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words or phrases "opportunities," "prospects," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions.  The forward-looking statements made herein represent the current expectations, plans or forecasts of the Company's future results and revenues.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995 and includes this statement for purposes of these safe harbor provisions.  These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company's control.  Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.  Investors should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks, discussed under Item 1A. "Risk Factors" of the Company's 2012 Annual Report on Form 10-K and in any of the Company's subsequent SEC filings.  Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in its other filings with the SEC.

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HBOS Reports Second Quarter 2013 Results

July 25, 2013

HERITAGE FINANCIAL GROUP, INC.
Unaudited Reconciliation of Non-GAAP Measures Presented in Earnings Release
(Dollars in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2013	2012	2013	2013	2012
Total non-interest income	$2,569	$3,679	$5,810	$8,943	$6,463
Gain on sale of securities and securities impairment	–	(27)	–	–	(70)
Gain on acquisitions	–	(34)	(4,188)	(4,188)	(34)
Adjusted non-interest income	$2,569	$3,618	$1,622	$4,755	$6,359

Total non-interest expense	$14,555	$10,674	$12,790	$27,909	$21,475
Acquisition-related expenses	(148)	(69)	(792)	(940)	(400)
Accrual of FDIC acquisitions estimated clawback liability	(124)	–	(566)	(690)	–
Adjusted non-interest expense	$14,283	$10,605	$11,432	$26,279	$21,075

Net income as reported	$2,660	$1,360	$3,928	$6,588	$2,331
Total adjustments, net of tax*	203	5	(1,924)	(1,802)	209
Adjusted net income	$2,863	$1,365	$2,004	$4,786	$2,540

Diluted earnings per share	$0.36	$0.17	$0.52	$0.88	$0.29
Total adjustments, net of tax*	0.03	0.00	(0.25)	(0.24)	0.02
Adjusted diluted earnings per share	$0.39	$0.17	$0.27	$0.64	$0.31

* The effective tax rate for the period presented is used to determine net of tax amounts.

Net Income and Diluted Earnings Per Share are presented in accordance with Generally Accepted Accounting Principles ("GAAP").  Adjusted Noninterest Income, Adjusted Noninterest Expense, Adjusted Net Income and Adjusted Diluted Earnings Per Share are non-GAAP financial measures.  The Company believes that these non-GAAP measures aid in understanding and comparing current-year and prior-year results, both of which include unusual items of different natures.  These non-GAAP measures should be viewed in addition to, and not as a substitute for, the Company's reported results.

HBOS Reports Second Quarter 2013 Results

July 25, 2013

Heritage Financial Group, Inc. and Subsidiary
Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands)

	(Unaudited)
	June 30,	December 31,
	2013	2012*

Cash and due from banks	$37,260	$23,993
Interest-bearing deposits in banks	24,765	15,393
Federal funds sold	5,602	4,306
Cash and cash equivalents	67,627	43,692

Securities available for sale, at fair value	305,345	221,406
Federal Home Loan Bank stock, at cost	5,992	4,330
Other equity securities, at cost	1,010	1,010
Loans held for sale	43,545	15,608
Loans	712,745	597,579
Covered loans	57,176	72,425
Less allowance for loan losses	9,047	9,061
Loans, net	760,874	660,943

Other real estate owned	4,134	3,242
Covered other real estate owned	7,815	9,467
Total other real estate owned	11,949	12,709

FDIC loss-share receivable	48,106	60,731
Premises and equipment, net	38,425	33,015
Goodwill and intangible assets	4,455	4,235
Cash surrender value of bank owned life insurance	23,785	23,382
Other assets	22,903	16,445
Total assets	$1,334,016	$1,097,506

LIABILITIES AND SHAREHOLDERS' EQUITY

Non-interest-bearing deposits	$148,219	$116,272
Interest-bearing deposits	917,712	753,282
Total deposits	1,065,931	869,554

Federal funds purchased and securities sold under repurchase agreements	33,094	33,219
Other borrowings	101,940	60,000
Other liabilities	14,511	14,084
Total liabilities	1,215,476	976,857

SHAREHOLDERS' EQUITY

Preferred stock, par value; $0.01; 5,000,000 shares authorized;
none issued	-	-
Common stock, par value $0.01; 45,000,000 shares authorized;7,803,910 and 8,172,486 shares issued and outstanding, respectively	78	82
Capital surplus	77,508	82,154
Retained earnings	52,887	46,299
Accumulated other comprehensive loss, net of tax of $5,465 and $2,566, respectively	(8,198)	(3,849)
Unearned employee stock ownership plan (ESOP), 359,186 and 385,836 shares, respectively	(3,735)	(4,037)
Total shareholders' equity	118,540	120,649
Total liabilities & shareholders' equity	$1,334,016	$1,097,506

* Derived from Audited Consolidated Financial Statements.

HBOS Reports Second Quarter 2013 Results

July 25, 2013

Heritage Financial Group, Inc. and Subsidiary
Consolidated Statements of Income
(Unaudited)

(Dollars in thousands except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2013	2012	2013	2012
Interest income:
Interest and fees on loans	$15,702	$10,532	$29,071	$20,680
Interest on loans held for sale	916	204	1,420	387
Interest on taxable securities	1,095	1,016	1,961	1,995
Interest on nontaxable securities	308	295	593	593
Interest on federal funds sold	2	4	3	18
Interest on deposits in other banks	88	26	110	63
Total interest income	18,111	12,077	33,158	23,736

Interest expense:
Interest on deposits	1,041	1,246	2,095	2,509
Interest on other borrowings	844	672	1,593	1,344
Total interest expense	1,885	1,918	3,688	3,853

Net interest income	16,226	10,159	29,470	19,883

Provision for loan losses	668	1,091	1,153	1,491

Net interest income after provision for loan losses	15,558	9,068	28,317	18,392

Non-interest income:
Service charges on deposit accounts	1,297	1,135	2,451	2,156
Bankcard services income	831	831	1,593	1,654
Other service charges, commissions and fees	157	73	256	158
Brokerage fees	536	462	1,017	908
Mortgage banking activities	2,799	938	4,592	1,627
Bank-owned life insurance	201	211	403	351
Gain on sales of securities	-	27	-	70
Gain on acquisitions	-	34	4,188	34
Accretion of FDIC loss-share receivable	(3,376)	(133)	(5,775)	(630)
Other	124	101	218	135
Total non-interest income	2,569	3,679	8,943	6,463
Non-interest expense:
Salaries and employee benefits	8,185	5,460	14,615	10,995
Equipment and occupancy	1,838	1,395	3,504	2,718
Advertising and marketing	349	214	536	395
Professional fees	302	340	517	578
Information services expenses	1,307	1,163	2,489	2,216
Loss (gain) on sales and write-downs of other real estate owned	58	(141)	33	(148)
Gain on sales and write-downs of FDIC-acquired other real estate owned	(251)	(249)	(227)	(75)
Foreclosed asset expenses	227	218	442	440
Foreclosed FDIC-acquired asset expenses	313	466	734	628
FDIC insurance and other regulatory fees	278	265	534	509
Acquisition related expenses	148	69	940	400
Deposit intangible expenses	211	195	405	396
FDIC loss-share clawback expenses	124	-	690	-
Other operating expenses	1,466	1,279	2,697	2,423
Total non-interest expense	14,555	10,674	27,909	21,475

Income before income taxes	3,572	2,073	9,351	3,380

Applicable income tax	912	713	2,763	1,049

Net income	$2,660	1,360	$6,588	2,331

Earnings per common share:
Basic earnings per share	$0.36	$0.17	$0.88	$0.29
Diluted earnings per share	$0.36	$0.17	$0.88	$0.29

Weighted average-common shares outstanding:
Basic	7,381,370	8,071,354	7,453,457	8,107,868
Diluted	7,383,992	8,072,935	7,455,892	8,109,356

HBOS Reports Second Quarter 2013 Results

July 25, 2013

Heritage Financial Group, Inc. and Subsidiary
Consolidated Statements of Income
(Unaudited)

(Dollars in thousands except share and per share data)

	Five Quarter Comparison
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012

Interest income:
Interest and fees on loans	$15,702	$13,369	$15,084	$13,067	$10,532
Interest on loans held for sale	916	504	238	342	204
Interest on taxable securities	1,095	866	762	924	1,016
Interest on nontaxable securities	308	285	232	298	295
Interest on federal funds sold	2	1	9	3	4
Interest on deposits in other banks	88	22	26	17	26
Total interest income	18,111	15,047	16,351	14,651	12,077

Interest expense:
Interest on deposits	1,041	1,054	1,108	1,257	1,246
Interest on other borrowings	844	749	713	681	672
Total interest expense	1,885	1,803	1,821	1,938	1,918

Net interest income	16,226	13,244	14,530	12,713	10,159

Provision for loan losses	640	450	600	750	750
Provision for loan losses- FDIC-acquired covered	28	35	1,907	1,172	338
Provision for loan losses- FDIC-acquired non-covered	-	-	-	12	3

Net interest income after provision for loan losses	15,558	12,759	12,023	10,779	9,068

Non-interest income:
Service charges on deposit accounts	1,297	1,154	1,307	1,285	1,135
Bankcard services income	831	762	794	783	831
Other service charges, commissions and fees	157	99	89	80	73
Brokerage fees	536	481	463	467	462
Mortgage banking activities	2,799	1,793	1,451	1,689	938
Bank-owned life insurance	201	202	210	210	211
Gain on sales of securities	-	-	1,285	1,484	27
Gain (loss) on acquisitions	-	4,188	-	(90)	34
Accretion of FDIC loss-share receivable	(3,376)	(2,397)	(2,573)	(1,122)	(133)
Other	124	94	66	59	101
Total non-interest income	2,569	6,376	3,092	4,845	3,679
Non-interest expense:
Salaries and employee benefits	8,185	6,430	6,167	6,380	5,460
Equipment and occupancy	1,838	1,666	1,597	1,317	1,395
Advertising and marketing	349	187	147	114	214
Professional fees	302	215	387	354	340
Information services expenses	1,307	1,182	1,184	1,240	1,163
Loss (gain) on sales and write-downs of other real estate owned	58	(25)	277	90	(141)
(Gain) loss on sales and write-downs of FDIC-acquired other real estate owned	(251)	24	(204)	(33)	(249)
Foreclosed asset expenses	227	215	353	177	218
Foreclosed FDIC-acquired asset expenses	313	421	575	563	466
FDIC insurance and other regulatory fees	278	256	252	276	265
Acquisition related expenses	148	792	3	14	69
Deposit intangible expenses	211	194	191	194	195
FDIC loss-share clawback expenses	124	566	219	484	-
Other operating expenses	1,466	1,233	1,166	1,292	1,279
Total non-interest expense	14,555	13,356	12,314	12,462	10,674

Income before income taxes	3,572	5,779	2,801	3,162	2,073

Applicable income tax	912	1,851	373	1,164	713

Net income	$2,660	$3,928	$2,428	$1,998	$1,360

Earnings per common share:
Basic earnings per share	$0.36	$0.52	$0.31	$0.25	$0.17
Diluted earnings per share	$0.36	$0.52	$0.31	$0.25	$0.17
Dividends	$0.00	$0.00	$0.24	$0.04	$0.04

Weighted average-common shares outstanding:
Basic	7,381,370	7,526,344	7,720,839	7,942,852	8,071,354
Diluted	7,383,992	7,528,522	7,722,867	7,944,983	8,072,935

HBOS Reports Second Quarter 2013 Results

July 25, 2013

Heritage Financial Group, Inc. and Subsidiary
Condensed Average Balances, Interest Rates and Yields
(Unaudited)

(Dollars in thousands)

	Three Months Ended						Six Months Ended
	June 30,						June 30,
	2013			2012			2013			2012
	Average		Average	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:

Loans(1)(2)	$793,576	$16,620	8.40%	$588,564	$10,738	7.34%	$746,503	$30,495	8.24%	$576,602	$21,071	7.35%
Investment securities (2)	293,516	1,508	2.06%	252,894	1,411	2.24%	265,777	2,756	2.09%	256,884	2,791	2.18%
Other short-term investments	80,554	90	0.45%	27,935	30	0.43%	63,180	113	0.36%	44,083	81	0.37%
Total interest-earning assets	1,167,646	18,218	6.26%	869,393	12,179	5.63%	1,075,460	33,364	6.26%	877,569	23,943	5.49%

Non-interest earning assets	185,264			183,747			175,981			185,897
Total assets	$1,352,910			$1,053,140			$1,251,441			$1,063,466

Interest-bearing liabilities:
Deposits:
Interest checking, money market and savings	$570,606	$324	0.23%	$470,902	$345	0.29%	$523,154	$611	0.24%	$467,821	$756	0.32%
Time deposits	362,264	717	0.79%	289,507	901	1.25%	342,229	1,484	0.87%	304,897	1,753	1.16%
Total interest bearing-deposits	932,870	1,041	0.45%	760,409	1,246	0.66%	865,383	2,095	0.49%	772,718	2,509	0.65%

Federal Funds purchased and securities sold under repurchase agreements	33,305	332	4.00%	32,043	330	4.14%	33,787	660	3.94%	32,926	661	4.04%
Other Borrowings	102,115	512	2.01%	35,000	342	3.93%	84,140	933	2.24%	35,000	683	3.92%
Total interest-bearing liabilities	1,068,290	1,885	0.71%	827,452	1,918	0.93%	983,310	3,688	0.76%	840,644	3,853	0.92%

Non-interest bearing liabilities:
Demand Deposits	147,376			89,763			133,296			87,325
Other Liabilities	15,546			10,842			13,584			10,209
Total non-interest bearing liabilities	162,922			100,605			146,880			97,534
Total liabilities	1,231,212			928,057			1,130,190			938,178

Shareholders' equity	121,698			125,083			121,251			125,288

Total liabilities & shareholders' equity	$1,352,910			$1,053,140			$1,251,441			$1,063,466

Net interest income		$16,333			$10,261			$29,676			$20,090
Interest rate spread			5.55%			4.70%			5.50%			4.56%
Net yield on interest-earning assets (net interest margin)			5.61%			4.75%			5.56%			4.60%
Core net interest margin (non-GAAP):
Loans(1)(2)	$793,576	$16,620	8.40%	$588,564	$10,738	7.34%	$746,503	$30,495	8.24%	$576,602	$21,071	7.35%
FDIC-acquired loan discount adjustments(3)	82,508	6,144	29.87%	91,414	2,300	10.12%	75,167	10,732	28.79%	95,387	4,285	9.03%
Adjusted loans	876,084	10,476	4.80%	679,978	8,438	4.99%	821,670	19,763	4.85%	671,989	16,786	5.02%

Adjusted total interest-earning assets	$1,250,154	12,074	3.87%	$960,807	9,879	4.14%	$1,150,627	22,632	3.97%	$972,956	19,658	4.06%

Total interest-bearing liabilities	$1,068,290	1,885	0.71%	$827,452	1,918	0.93%	$983,310	3,688	0.76%	$840,644	3,853	0.92%

Core Net interest income		$10,189			$7,961			$18,944			$15,805

Core Interest rate spread			3.17%			3.20%			3.21%			3.14%

Core Net yield on interest-earning assets (net interest margin non-GAAP)			3.27%			3.33%			3.32%			3.27%

(1)	Average loan balances includes nonaccrual loans for the periods presented.
(2)	Fully Taxable Equivalent (“FTE”) at the rate of 34%. The FTE basis adjusts for the tax benefits of income on certain tax-exempt loans and investments using the federal statutory rate of 34% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.
(3)	FDIC-acquired loan discount adjustments include the reduction of interest income for FDIC-acquired loan discount accretion excluding contractual interest payments and the increase of core loans for the total balance of FDIC-acquired loan discounts.

HBOS Reports Second Quarter 2013 Results

July 25, 2013

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands except share and per share data)

	Five Quarter Comparison
Financial Condition Data:	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012

Total loans	$769,921	$752,866	$670,004	$634,932	$605,001
Loans held for sale	43,545	18,905	15,608	7,236	6,017
Covered loans	57,176	65,815	72,425	78,757	87,386
Allowance for loan losses	9,047	9,105	9,061	8,530	8,099
Total other real estate owned	11,949	13,851	12,709	11,458	9,290
Covered other real estate owned	7,815	9,460	9,467	9,457	7,571
FDIC loss-share receivable	48,106	52,012	60,731	67,698	76,294
Goodwill and intangible assets	4,455	4,666	4,235	4,426	4,621
Total assets	1,334,016	1,370,550	1,097,506	1,054,899	1,063,426
Non-interest-bearing deposits	148,219	151,709	116,272	108,767	87,815
Interest-bearing deposits	917,712	943,850	753,282	736,312	772,453
Other borrowings	101,940	102,210	60,000	35,000	35,000
Federal funds purchased and securities sold under agreement to repurchase	33,094	34,251	33,219	35,833	31,746
Stockholders' equity	118,540	120,655	120,649	121,793	123,291

Total shares outstanding	7,803,910	7,881,260	8,172,486	8,229,955	8,490,247
Unearned ESOP shares	359,186	372,511	385,836	399,162	412,487
Total shares outstanding net of unearned ESOP	7,444,724	7,508,749	7,786,650	7,830,793	8,077,760

Book value per share	$15.92	$16.07	$15.49	$15.55	$15.26
Book value per share including unearned ESOP (non-GAAP)	15.19	15.31	14.76	14.80	14.52
Tangible book value per share (non-GAAP)	15.32	15.45	14.95	14.99	14.69
Tangible book value per share including unearned ESOP (non-GAAP)	14.62	14.72	14.24	14.26	13.98
Market value per share	14.75	14.48	13.79	13.14	12.87

	Five Quarter Comparison
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Key Financial Ratios and other information:

Performance Ratios
Annualized return on average assets	0.79%	1.37%	0.89%	0.75%	0.52%
Annualized return on average equity	8.74%	13.01%	7.90%	6.40%	4.35%
Net interest margin	5.61%	5.51%	6.37%	5.77%	4.75%
Net interest spread	5.55%	5.44%	6.30%	5.72%	4.70%
Efficiency ratio	74.17%	80.22%	69.50%	70.15%	77.14%

Capital Ratios
Average stockholders' equity to average assets	9.0%	10.5%	11.3%	11.7%	11.9%
Tangible equity to tangible assets (non-GAAP)	8.6%	8.5%	10.6%	11.2%	11.2%
Tier 1 leverage ratio	9.0%	10.4%	11.0%	10.9%	11.3%
Tier 1 risk-based capital ratio	14.3%	15.2%	17.2%	18.0%	19.1%
Total risk-based capital ratio	15.3%	16.3%	18.4%	19.2%	20.3%

Other Information
Full-time equivalent employees	401	355	321	316	319
Banking	316	285	264	270	279
Mortgage	79	64	50	39	33
Investments	6	6	7	7	7
Number of full-service offices	29	29	20	23	22
Mortgage loan offices	12	12	13	11	11
Investment offices	4	4	4	4	3

HBOS Reports Second Quarter 2013 Results

July 25, 2013

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands)

	Five Quarter Comparison
Loans	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Construction and land	$42,753	$37,659	$33,340	$30,010	$31,134
Farmland	23,447	20,749	20,141	20,298	18,121
Permanent 1 - 4	166,199	163,302	161,883	157,551	148,162
Permanent 1 - 4 - junior liens and revolving	29,432	28,852	27,345	25,507	25,289
Multifamily	26,301	24,280	21,293	19,805	19,639
Nonresidential	234,259	225,946	212,570	193,392	177,307
Commercial business	88,828	83,015	83,659	68,800	58,589
Consumer and other	26,889	19,931	25,498	26,521	24,172
Total core loans	$638,108	$603,734	$585,729	$541,884	$502,413

FDIC-acquired non-covered	74,636	83,317	11,850	14,291	15,202
Total loans	712,744	687,051	597,579	556,175	517,615

FDIC-acquired covered	57,176	65,815	72,425	78,757	87,386

Allowance for loan losses	9,047	9,105	9,061	8,530	8,099
	$760,873	$743,761	$660,943	$626,402	$596,902

Loan Balances by Geographical Region (excluding FDIC- acquired loans):
	Five Quarter Comparison
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012

Albany, Georgia	$282,509	$273,116	$282,151	$276,278	$265,194
Valdosta, Georgia	96,485	90,385	84,198	78,193	71,813
Ocala, Florida	58,240	58,533	55,197	56,101	55,120
Statesboro, Georgia	118,056	107,650	103,176	95,299	84,236
Auburn, Alabama	26,061	24,386	20,149	12,500	12,174
Macon, Georgia	55,935	49,165	40,858	23,513	13,876
Birmingham, Alabama	822	499	-	-	-
	$638,108	$603,734	$585,729	$541,884	$502,413

Asset Quality Data (excluding FDIC -acquired loans):
	Five Quarter Comparison
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012

Nonaccrual loans	$12,223	$12,723	$14,678	$16,358	$9,965
Loans - 90 days past due & still accruing	-	-	-	-	-
Total non-performing loans	12,223	12,723	14,678	16,358	9,965

OREO	3,046	3,028	2,650	1,403	1,519
Total non-performing assets	$15,269	$15,751	$17,328	$17,761	$11,484

Trouble debt restructuring - nonaccrual	$6,496	$4,593	$6,856	$8,981	$6,392
Trouble debt restructuring - accruing	2,009	2,023	7	8	3,497
Total trouble debt restructuring	$8,505	$6,616	$6,863	$8,989	$9,889

Accruing past due loans	$934	$1,316	$2,131	$1,038	$3,215

Total criticized assets	25,785	25,474	28,194	29,342	32,705
Total classified assets	22,985	22,118	25,129	26,754	28,374

Allowance for loan losses	9,047	9,105	9,061	8,530	8,099
Net charge-offs	$698	$406	$68	$320	$279

Asset Quality Ratios:

Allowance for loan losses to total core loans	1.42%	1.51%	1.55%	1.57%	1.61%
Allowance for loan losses to average core loans	1.45%	1.53%	1.62%	1.61%	1.70%
Allowance for loan losses to non-performing loans	74.02%	71.56%	61.73%	52.15%	81.27%
Non-performing loans to total core loans	1.92%	2.11%	2.51%	3.02%	1.98%
Non-performing assets to total assets	1.14%	1.15%	1.58%	1.68%	1.08%
Net charge-offs to average core loans (annualized)	0.45%	0.27%	0.05%	0.24%	0.23%

HBOS Reports Second Quarter 2013 Results

July 25, 2013

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands)

	Five Quarter Comparison
FDIC-acquired assets	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012

FDIC-acquired non-covered loans:
Commercial real estate	$27,258	$30,851	$6,359	$7,321	$7,684
Residential real estate	33,451	34,938	2,110	2,328	1,939
Construction and land	5,941	7,756	494	550	722
Commercial and industrial	4,106	5,125	1,574	2,270	2,711
Consumer and other	3,880	4,647	1,313	1,822	2,146
Total	74,636	83,317	11,850	14,291	15,202
FDIC-acquired covered loans:
Commercial real estate	15,384	18,849	21,820	23,565	25,609
Residential real estate	27,283	30,735	32,846	35,399	38,724
Construction and land	12,645	13,370	14,248	14,293	16,495
Commercial and industrial	1,340	2,216	2,670	4,252	5,074
Consumer and other	524	645	841	1,248	1,484
Total	57,176	65,815	72,425	78,757	87,386
Total carrying value of FDIC-acquired loans	$131,812	$149,132	$84,275	$93,048	$102,588
Non-accrete discount for FDIC-acquired loans	55,170	59,558	46,000	54,204	66,556
Accretable discount for FDIC-acquired loans	23,007	26,136	21,834	24,396	18,848
Total discount for FDIC-acquired loans	78,177	85,694	67,834	78,600	85,404
Outstanding principal balance for FDIC-acquired loans	$209,989	$234,826	$152,109	$171,648	$187,992

FDIC-acquired OREO:
Non-covered	$1,087	$1,363	$602	$598	$200
Covered	7,815	9,460	9,467	9,457	7,571
Total carrying value of FDIC-acquired OREO	$8,902	$10,823	$10,069	$10,055	$7,771
Total discount for FDIC-acquired OREO	11,013	12,176	11,690	12,404	13,872
Gross carrying value of FDIC-acquired OREO	$19,915	$22,999	$21,759	$22,459	$21,643

FDIC-acquired ratios:
Total discount to principal balance for FDIC-acquired loans	37.2%	36.5%	44.6%	45.8%	45.4%

	Five Quarter Comparison
Non-covered FDIC-acquired assets	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012

Outstanding principal balance:
FDIC-acquired non-covered loan pools	$70,144	$76,675	$14,196	$16,685	$17,620
FDIC-acquired non-covered loans individually assessed	31,603	35,837	2,903	3,048	3,160
Total non-covered outstanding principal loan balance	101,747	112,512	17,099	19,733	20,780
Gross carrying value for FDIC-acquired non-covered OREO	2,529	2,371	793	789	391
Total gross balance of non-covered assets	$104,276	$114,883	$17,892	$20,522	$21,171
Non-covered non-accretable discount for estimated credit losses:
FDIC-acquired non-covered loan pools	$9,341	9,479	1,775	1,891	2,093
FDIC-acquired non-covered loans individually assessed	14,894	16,482	2,130	2,218	2,260
Total non-covered non-accretable discount	24,235	25,961	3,905	4,109	4,353
FDIC-acquired non-covered OREO discount	1,442	1,008	191	191	191
Total non-covered discount for estimated credit losses	25,677	26,969	4,096	4,300	4,544
Non-covered accretable discount:
Non-covered accretable discount for improvement in cash flows	318	475	381	723	490
Other non-covered accretable discount	2,558	2,759	963	610	735
Total non-covered accretable discount	2,876	3,234	1,344	1,333	1,225
Total non-covered discount	$28,553	$30,203	$5,440	$5,633	$5,769

Non-covered FDIC-acquired ratios:
Total discount to principal balance for non-covered FDIC-acquired loans	27.4%	26.3%	30.4%	27.4%	27.2%
Gross balance of non-covered loans to total FDIC-acquired loans	48.5%	47.9%	11.2%	11.5%	11.1%

	Five Quarter Comparison
Covered FDIC-acquired assets	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012

Outstanding principal balance:
FDIC-acquired covered loan pools	$79,552	$90,020	$98,570	$105,001	$113,410
FDIC-acquired covered loans individually assessed	28,690	32,294	36,440	46,914	53,802
Total covered outstanding principal loan balance	108,242	122,314	135,010	151,915	167,212
Gross carrying value for FDIC-acquired OREO covered	17,385	20,628	20,966	21,670	21,252
Total gross balance of covered assets	$125,627	$142,942	$155,976	$173,585	$188,464
Covered non-accretable discount for estimated credit losses:
FDIC-acquired covered loan pools	$19,917	$20,705	$27,194	$28,618	$37,927
FDIC-acquired covered loans individually assessed	11,018	12,892	14,900	21,477	24,276
Total covered non-accretable discount	30,935	33,597	42,094	50,095	62,203
FDIC-acquired covered OREO discount	9,570	11,168	11,499	12,213	13,681
Total covered discount for estimated credit losses	40,505	44,765	53,593	62,308	75,884
Covered accretable discount:
Covered accretable discount for improvement in cash flows	16,297	18,820	15,396	19,988	13,898
Other covered accretable discount	3,834	4,082	5,095	3,075	3,725
Total covered accretable discount	20,131	22,902	20,491	23,063	17,623
Total covered discount	$60,636	$67,667	$74,084	$85,371	$93,507

Covered FDIC-acquired ratios:
Total discount to principal balance for covered FDIC-acquired loans	48.3%	47.3%	47.5%	49.2%	49.6%

	Five Quarter Comparison
FDIC loss-share receivable	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012

FDIC loss-share receivable:
Single family estimated credit losses	$9,764	$10,720	$11,292	$12,297	$12,457
Non-single family estimated credit losses	35,678	40,148	43,899	53,540	58,978
Pending reimbursements and other	2,664	1,144	5,540	1,861	4,859
Total	$48,106	$52,012	$60,731	$67,698	$76,294

FDIC loss-share clawback liability	$1,393	$1,269	$703	$484	$-

Total covered discount	$60,636	$67,667	$74,084	$85,371	$93,507
Total covered discount impacting FDIC loss-share receivable	$56,802	$63,585	$68,989	$82,296	$89,782
Total covered discount impacting FDIC loss-share receivable at 80%	$45,442	$50,868	$55,191	$65,837	$71,826

FDIC loss-share receivable ratios:
FDIC receivable as % of gross balance of covered assets	38.3%	36.4%	38.9%	39.0%	40.5%
Covered discount at 80% as of % of FDIC receivable	94.5%	97.8%	90.9%	97.3%	94.1%

-END-